UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

SITO MOBILE LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SITO MOBILE, LTD.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 4, 2015

The annual meeting of shareholders (the “Annual Meeting”) of SITO Mobile, Ltd. will be held at SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310 on February 4, 2015 at 9:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect as directors the six nominees named in the proxy statement and recommended by our Board of Directors to serve until the next annual meeting of shareholders and until the subsequent election and qualification of their respective successors.

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time prior to February 4, 2016, with the Board of Directors (the “Board”) having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its discretion.

3.	To conduct an advisory vote on executive compensation.

The Board of Directors has fixed the close of business on December 29, 2014, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ Jerry Hug
Jerry Hug
Chief Executive Officer and Director

Jersey City, New Jersey

January 2, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 4, 2015:   This proxy statement, the accompanying form of proxy card and our annual report on Form 10-K for the fiscal year ended September 30, 2014 (the “Annual Report”) are available on our website at http://ir.sitomobile.com/proxy-materials, which does not have “cookies” that identify visitors to that site. Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

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SITO MOBILE, LTD.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of SITO Mobile, Ltd. (“we”, “us”, “our”, the “Company” or “SITO Mobile”), a Delaware corporation, for use at the Annual Meeting to be held on February 4, 2015 at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The Annual Meeting will be held at SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310 on February 4, 2015 at 9:00 a.m., local time.

Principal Executive Offices

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310, and our telephone number is (201) 275-0555.

Mailing Date

The definitive proxy solicitation materials are first being mailed by us on or about January 2, 2015 to all shareholders entitled to vote at the Annual Meeting.

Availability of Proxy Materials on the Internet

Under rules issued by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement, the accompanying form of proxy card and our Annual Report are available on our website at http://ir.sitomobile.com/proxy-materials.

Record Date and Our Common Stock

Shareholders of record at the close of business on December 29, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote, at the Annual Meeting. We have one class of shares outstanding, designated common stock, $0.001 par value per share. Shares of our common stock are quoted on the OTCQB under the symbol “SITO.” As of the record date, December 29, 2014, 153,348,166 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear the expense of preparing, printing, mailing and otherwise distributing this proxy statement. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by mail, telephone, facsimile, or other electronic means, by our directors, officers and regular employees, without additional compensation.

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Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

●	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

●	attending the Annual Meeting and voting in person.

Please note, however, that if the record holder of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming both (i) your beneficial ownership of the shares; and (ii) that the broker, bank or other nominee is not voting the shares at the meeting.

Proxy Cards and Voting

Each shareholder is entitled to one vote for each share of common stock held as of the record date.

If we receive the enclosed proxy, properly executed, in time to be voted at the Annual Meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

1.	“FOR” each of the six nominees for election as director;

2	“FOR” an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time prior to February 4, 2016, with the Board having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its discretion; and

3.	“FOR” approval, on an advisory basis, of the compensation of the Company’s executive officers named in the summary compensation table of this proxy statement’.

The shares represented by the enclosed proxy may also be voted by the named proxies for such other business as may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

Election of Directors

Our Board of Directors, upon recommendation of its Corporate Governance and Nominating Committee, has nominated Jerry Hug, Betsy J. Bernard, Jonathan E. Sandelman, Peter D. Holden, Joseph A. Beatty and Philip B. Livingston for election at the annual meeting. If elected, each will serve a one-year term expiring at our next annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death. Background information about the nominees is provided in Proposal No. 1.

Each of the nominees has consented to serve if elected. If any of them becomes unable or unwilling to serve as a director before the Annual Meeting, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee. Our Board of Directors alternatively could decide to reduce the size of our board to the extent permitted by our certificate of incorporation, by-laws and applicable laws. We presently do not know of any reason why any nominee will be unable to serve.

Our Board of Directors recommends that you vote “FOR” the election of these nominees.

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Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock

At the Annual Meeting, shareholders will be presented with a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time prior to February 4, 2016, with the Board of Directors (the “Board”) having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its discretion,

Our Board of Directors recommends that you vote “FOR” an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time prior to February 4, 2016, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its discretion,

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company’s executive officers who are named in the Summary Compensation Table. The advisory vote on executive compensation will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the annual meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in Proposal will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

Under the Dodd-Frank Act, the Company is required to hold non-binding advisory shareholder votes on executive compensation at least once every three years, and is also required to hold a separate non-binding advisory shareholder vote at least once every six years on whether to hold such non-binding advisory votes on executive compensation every one, two, or three years. At our last annual meeting of stockholders, held on September 10, 2013, our shareholders voted to recommend that the Company conduct advisory votes on executive compensation every year. The Board of Directors had recommended that shareholders vote to recommend that the Company hold non-binding advisory votes on executive compensation every three years. As a result of the non-binding shareholder vote held last year, the Board of Directors has determined to hold non-binding advisory shareholder votes on executive compensation every year.

Our Board of Directors recommends you vote “FOR” approval of the compensation disclosed in this proxy statement of the Company’s executive officers who are named in this proxy statement’s summary compensation table

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. The presence, in person or by proxy, of shareholders holding a majority of the shares entitled to vote at the meeting will constitute a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election. The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date is necessary to approve the amendment to our articles of incorporation to effect the reverse split. The advisory vote on executive compensation is non-binding, as discussed above.

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Effect of Abstentions

Abstentions (including instructions to withhold authority to vote for one or more director nominees) are counted for purposes of determining a quorum, but will have no effect on the outcome of any matter voted upon at the Annual Meeting.

Effect of “Broker Non-Votes”

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. The approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split (Proposal 2) is considered a routine matter for which brokers and other nominees may vote shares they hold in street name, even in the absence of voting instructions from the beneficial holder. The remaining proposals are not considered routine matters, and the broker cannot vote the shares on these proposals if it has not received voting instructions from the beneficial owner of the shares.

Cumulative Voting

Our shareholders have no cumulative voting rights in the election of directors.

Dissenters’ Rights

Under Delaware law, our shareholders do not have dissenters’ rights with respect to any proposal to be considered at the Annual Meeting.

Annual Report

We have enclosed with this proxy statement our Annual Report on Form 10-K, excluding exhibits attached to our Form 10-K (which will be furnished upon written request as indicated below), for our fiscal year ended September 30, 2014, referred to as “fiscal year 2014.” The report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Annual Report by:

●	accessing our website located at http://ir.sitomobile.com/proxy-materials;
●	writing to us at: SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310, Attention: Secretary; or
●	telephoning us at (201) 275-0555.

You can also obtain a copy of our Annual Report on Form 10-K for our fiscal year ending September 30, 2014 and the other periodic filings that we make with the SEC from the SEC’s EDGAR database located at www.sec.gov.

PROPOSAL NO. 1

Election of Directors

Nominees Proposed for Election as Directors at the Annual Meeting

At this Annual Meeting, the terms of all six members of our Board of Directors will expire.

Six directors are proposed to be elected at the Annual Meeting to serve until our next annual meeting of shareholders for the fiscal year ending September 30, 2015 and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death.

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Upon the recommendation of our Governance and Nominating Committee, the Board of Directors has nominated each of Jerry Hug, Betsy J. Bernard, Jonathan E. Sandelman, Peter D. Holden, Joseph A. Beatty and Philip B. Livingston to serve as our directors. Each nominee is a current director standing for re-election.

Any vacancy existing between shareholders’ meetings, including vacancies resulting from an increase in the number of directors or the resignation or removal of a director, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until our next annual meeting of shareholders.

The Board of Directors does not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute director nominees as they, in their discretion, determine.

Unless authority to vote for one or more of the director nominees is specifically withheld, proxies will be voted “FOR” the election of all six director nominees.

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer and (2) there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

The directors of SITO Mobile have diverse backgrounds that provide experience and expertise in a number of areas particularly relevant to the Company. The Governance and Nominating Committee considers the particular qualifications and experience of directors standing for re-election and potential nominees for election and strives to nominate a Board that has expertise in a number of areas critical to the Company.

Nominees

Jerry Hug became our interim Chief Executive Officer on August 27, 2014 and our Chief Executive Officer and a Director on November 10, 2014. Mr. Hug joined the Company in 2011 as our Director of Corporate Development and was then promoted to Executive Vice President in March 2013. Between 2007 and 2010, Mr. Hug was the co-founder and President of Waveyard Development LLC, a water-sports resort destination development company. From 2003 to June 2006, Mr. Hug served as Executive Vice President and Chief Strategy Officer of Wireless Retail Inc., a $400 million wireless services company that was among the first U.S. businesses to use the store-in-store business model to sell mobile phones for wireless carriers through large nationwide retailers. Mr. Hug was interim CFO for Wireless Retail Inc. leading up to its sale to Radio Shack Corporation. From 2002 to 2004, Mr. Hug was Managing Partner of Redwood Partners, an early-stage merchant bank and advisory firm that focused on providing early-stage capital and executive management to technology, media and telecommunications businesses.

The Board of Directors has concluded that Mr. Hug is qualified to serve as a director of the Company because of his extensive experience in the wireless industry and his prior experience in finance.

Betsy J. Bernard joined our board on July 15, 2014. Ms. Bernard was previously the President of AT&T, leading more than 50,000 employees with AT&T Business, a nearly $27 billion organization serving the needs of 4 million customers, a position she held from October 2002 until her retirement in December 2003. Ms. Bernard also served as President and CEO- AT&T Consumer from April 2001 through October 2002. Ms. Bernard held senior executive positions with Qwest Communications International, Inc., USWEST, Inc. AVIRNEX Communications Group and Pacific Bell. Ms. Bernard serves as a director, member of the Compensation committee and Chair of the Nominating and Governance Committees of Principal Financial Group, Inc. and Zimmer Holdings. She previously served as chair of the Telular Corporation and chair of the nominating committee at BearingPoint. Ms. Bernard serves on the advisory boards of GroTech Ventures, Innovate Partners and the Silverfern Group. Ms. Bernard received a BA from St. Lawrence University, an MBA from Fairleigh Dickinson University, an MS degree in management from Stanford University’s Sloan Fellowship Program, and a Doctor of Laws (Honorary) from Pepperdine University.

The Board of Directors has concluded that Ms. Bernard is qualified to serve as a director of the Company because of her past experience in senior executive roles with leading global telecommunications companies and her significant experience as a director of public company boards, including service as chairman of the board, and experience as a member of compensation and audit committees as well as chair of nomination and governance committees.

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Jonathan E. Sandelman joined our board on December 10, 2012. Mr. Sandelman is the Chief Executive Officer, Founder, and Chief Investment Officer at Sandelman Partners, LP. He founded the firm on July 1, 2005. Mr. Sandelman is the President and Director at NMS Services Inc., NMS Services (Cayman) Inc., and BAC Services Inc. He was the President of the New York Office at Banc of America Securities LLC. Mr. Sandelman joined the firm in 1998 as the Head of Equity Financial Products and took charge of the equity department in 2002. He headed the firm's debt and equities business before becoming the President, a post that Mr. Sandelman held until October 20, 2004. He was the Deputy Head of Global Equities, Member of the Risk Management Committee, Member of the Compensation Committee, and Managing Director of Equity Derivatives at Salomon Brothers. Mr. Sandelman was a Director of Do Something and Impact Web Enterprises, Inc. He holds a Bachelor of Arts and a Juris Doctor from Yeshiva University-Cardozo Law School.

Mr. Sandelman’s financial and intellectual property knowledge and experience qualifies him to serve on the Company’s Board of Directors.

Peter D. Holden, joined our board on March 29, 2013. Since September 2014, Mr. Holden has served as the President of IPCREATE – a 100 person pioneer in invention-on-demand that works with organizations to generate and patent disruptive inventions to speed, quality and scale to complement their own internal R&D efforts in a more market-driven way.  Prior to IPCREATE, from July 2012 to August 2014, Mr. Holden was Senior Vice President at IPVALUE Management, Inc., a leader in “IP agency” transactions for blue chip companies worldwide. The company generated over $1.3 Billion of revenues since inception and was sold to Vector Capital, Inc. (San Francisco) in July 2014. Prior to joining IPVALUE, in September 2006, Mr. Holden founded the IP Investment Group at Coller Capital LP (a $15 Billion Global Secondaries Fund) and led the investment and subsequent monetization of thousands of patents, delivering top-quartile returns to investors. In 1999 Mr. Holden founded and ran Invisible Hand LLC (New York, NY) – a $48 Million IP venturing fund focused on building and/or acquiring fundamental IP positions and repurposing these into founders’ equity in promising early stage companies. Mr. Holden formerly held senior positions at Panasonic based out of Osaka, Japan and University Patents, Inc. Mr. Holden holds Ph.D. and undergraduate degrees from the United Kingdom. He also held positions as Senior Fellow at Wharton Business School and was awarded the Honda Fellowship at the University of Electro-Communications in Tokyo, Japan. He has also advised several governmental and sovereign initiatives on IP fund formation and is on the Innovation Advisory Board of United Technologies Corp.

Mr. Holden’s financial and intellectual property knowledge and experience qualifies him to serve on the Company’s Board of Directors.

Joseph A. Beatty, joined our board on September 9, 2014. Mr. Beatty was President and Chief Executive Officer and a board member of Telular Corporation (NASDAQ: WRLS) from 2008 until its sale in June 2013. Prior to serving as Telular’s President and Chief Executive Officer, Mr. Beatty served as its Executive Vice President (beginning in April 2007) and Chief Financial Officer and Secretary (beginning in May 2007). From June 2003 until June 2006, Mr. Beatty was President and Chief Executive Officer of Concourse Communications Group, a privately held developer and operator of distributed antenna systems and airport wi-fi networks. In June 2006, Concourse was sold to Boingo Wireless. From March 2001 until June 2003, Mr. Beatty worked with private equity firm Cardinal Growth L.P. on various acquisition projects and also acted as part-time Interim Chief Financial Officer for Novaxess B.V., a privately held telecom services provider based in the Netherlands. From November 1996 until February 2001, Mr. Beatty was a co-founder and the Chief Financial Officer of Focal Communications Corporation, a publicly held telecom services provider. Earlier in his career, Mr. Beatty was a securities analyst and also held numerous technical management positions for a local telecom services provider. Mr. Beatty is a former Chairman and continues to serve on the board of trustees of Edward Health Services Corporation, a not-for-profit healthcare provider located in Naperville, Illinois. He is also a director of EHSC Cayman Segregated Portfolio, its captive insurance subsidiary, domiciled in the Cayman Islands, Intelliquent, Inc. (NASDAQ: IQNT) and CityScan, Inc. Mr. Beatty earned a bachelor’s degree in electrical engineering from the University of Illinois and an MBA from the University of Chicago’s Booth School of Business. He is also a Chartered Financial Analyst.

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Mr. Beatty’s extensive management and leadership experience in the telecommunications industry and his strong background in finance and impressive experience as a member of senior management for a number of telecommunications companies provide our Board with key expertise in financial matters and valuable insight regarding strategic opportunities.

Philip B. Livingston, joined our board on November 10, 2014. Mr. Livingston is the Chief Executive Officer of Ambassador Group Inc. (“AGI”) an educational student travel company. He joined AGI in May 2014. Previously he was Chief Executive Officer of LexisNexis Web Based Marketing Solutions until October 2013.  He joined LexisNexis in April 2009 as Senior Vice President of Practice Management and served in executive management positions from April 2009 to October 2013. Mr. Livingston has, in the past, served as chief financial officer for Celestial Seasonings, Inc., Catalina Marketing Corporation and World Wrestling Entertainment.  From 1999 to 2003 he served as President of Financial Executives International, the leading professional association of chief financial officers and controllers.  In that role he led the organization’s support of regulatory and corporate governance reforms culminating in the Sarbanes-Oxley Act.  In the past, he has served on numerous public and private company boards including Broadsoft Corporation, Insurance Auto Auction, Cott Corporation, MSC Software and Seitel Inc. Currently he serves on the boards of AGI and Rand Worldwide Inc., all publicly traded companies. Mr. Livingston received a BA and BS from the University of Maryland, and his MBA from University of California, Berkeley.

Board Independence

Our Board of Directors has determined that each of Mr. Sandelman, Mr. Beatty, Mr. Livingston and Ms. Bernard are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  Although our common stock is not listed for trading on any national securities exchange at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market).

Board Meetings

The Board of Directors currently consists of six members. During fiscal year 2014, the Board of Directors met eight times. Each director attended not less than 75% of the aggregate number of meetings.

Committees of the Board

The following table sets forth the three standing committees of our board and the members of each committee:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee

Betsy J. Bernard	X	X	Chair
Joseph A. Beatty*	Chair	X	X
Philip B. Livingston	X	Chair	X

*	Audit Committee Financial Expert.

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To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The functions of each are described below.

Audit Committee

The Audit Committee is currently comprised of Mr. Beatty (Chairman), Ms. Bernard, and Mr. Livingston. We believe all the members of the audit committee are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee met four times during the fiscal year ended September 30, 2014.

The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter adopted by the Board of Directors in fiscal year ending September 30, 2012.

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors and has other duties and functions as described in its charter.

The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

Our Audit Committee serves to monitor our financial reporting process and internal control system; retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm; directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board of Directors.

Our board of directors has determined that Joseph Beatty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Board of Directors has also determined that Mr. Beatty meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended September 30, 2014 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in fiscal year 2012 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.

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Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2014.

Respectfully submitted by the Audit Committee,

Joseph A. Beatty, Chairman

Betsy J. Bernard

Phillip B. Livingston

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Compensation Committee

The Compensation Committee is currently comprised of Mr.  Livingston (Chairman), Ms. Bernard, and Mr. Beatty. We believe all of the members of the Committee are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Compensation Committee met two times during the fiscal year ended September 30, 2014.

The duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee’s charter adopted by the Board of Directors in fiscal year ending September 30, 2012.

Among its duties, our Compensation Committee determines the compensation and benefits paid to our executive officers, including our President, Chief Executive Officer and our Executive Chairman.

Our Compensation Committee reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of stock option awards and establishes the number of shares and other terms applicable to such awards.

Our Compensation Committee also determines the compensation paid to our Board of Directors, including equity-based awards. More information about the compensation of our non-employee directors is set forth in the section of this Annual Report titled “Director Compensation.”

Governance and Nominating Committee

The Governance and Nominating Committee is currently comprised of Ms. Bernard (Chairman), Mr.  Beatty and Mr. Livingston. We believe all the members of the Committee are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Governance and Nominating Committee met two times during the fiscal year ended September 30, 2014.

The duties and responsibilities of the Governance and Nominating Committee are set forth in the Governance and Nominating Committee’s charter adopted by the Board of Directors in fiscal year ending September 30, 2012.

Our Corporate Governance and Nominating Committee is charged with recommending the slate of director nominees for election to the Board of Directors, identifying and recommending candidates to fill vacancies on the Board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the Corporate Governance and Nominating Committee periodically evaluates and assesses the performance of the Board of Directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the Board; reviews the composition of each committee of the Board and presents recommendations for committee memberships; and reviews and recommends changes to the charter of the Governance and Nominating Committee and to the charters of other Board committees.

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The process followed by the Governance and Nominating Committee to identify and evaluate candidates includes (i) requests to Board members, our Chief Executive Officer, and others for recommendations; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications; and (iii) interviews of selected candidates. The Corporate Governance and Nominating Committee also considers recommendations for nomination to the Board of Directors submitted by shareholders.

In evaluating the suitability of candidates to serve on the Board of Directors, including shareholder nominees, the Governance and Nominating Committee seeks candidates who are “independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and who meet certain selection criteria established by the Governance and Nominating Committee.

Corporate Governance Materials

The full text of the charters of our Audit, Governance and Nominating, and Compensation Committees and our Insider Trading Policy and Code of Ethics can be found at http://ir.singletouch.net/governance-documents.

Code of Ethics

On December 1, 2004 we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics will be provided to any person requesting same without charge. To request a copy of our Code of Ethics please make written request to our Chief Financial Officer c/o SITO Mobile, Ltd. at 100 Town Square Place, Suite 204, Jersey City, NJ 07310.

Risk Oversight

The Board of Directors is responsible for the oversight of the Company’s risk management efforts. While the full Board of Directors is ultimately responsible for this oversight function, individual committees may consider specific areas of risk from time to time as directed by the Board. Members of management responsible for particular areas of risk for the Company provide presentations, information and updates on risk management efforts as requested by the Board or a Board committee.

Board Leadership Structure

Our Board is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Our Board has not selected a Chairman of the Board. Betsy Bernard serves as our Lead Director and Jerry Hug serves as our Chief Executive Officer.

Shareholder Communications

Shareholders and other interested parties may send correspondence by mail to the full Board of Directors or to individual directors. Shareholders should address such correspondence to the Board of Directors or the relevant Board members in care of: SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310, Attention: Secretary.

All such correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the Board of Directors, one of the committees of the Board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

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Director Compensation

Our non-employee Board members receive an annual cash payment of $30,000, payable quarterly, for service on the Board and $250 per committee or board meeting, attended in-person or telephonically. Directors may also be reimbursed their expenses for travelling, hotel and other expenses reasonably incurred in connection with attending board or committee meetings or otherwise in connection with the Company’s business. There are currently no other cash compensation arrangements in place for members of the Board of Directors acting as such.

Upon appointment to the Board of directors and annually thereafter, our directors receive a grant of five year options to purchase 200,000 shares of common stock which options vest immediately upon grant and which expire upon the earlier of the scheduled expiration date or 18 months after the cessation of service, whichever is sooner. The chairperson of each of our standing committees receives a grant of options to purchase 50,000 shares.

The following table sets forth compensation received by our directors in the fiscal year ended September 30, 2014.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Anthony Macaluso (1)(4)	0	0	0	0	0
James Orsini (2)(4)	0	0	0	0	0
Stuart R. Levine (4)	20,650	0	0	0	20,650
Stephen D. Baksa (4)	24,859	0	68,160	0	93,019
Jonathan D. Sandelman	31,359	0	69,840	0	101,199
Peter D. Holden (3)	0	0	113,300	0	113,300
James N. Nelson(4)	15,359	0	0	0	15,359
Betsy J. Bernard (5)	8,500	0	46,975	0	55,475
Joseph A. Beatty (6)	7,500	0	57,200	0	64,700

(1)	This table includes only his compensation which was expressly for service as a director. Mr. Macaluso, our former Chairman, received other compensation as an executive officer—see the Summary Compensation Table above.

(2)	This table includes only his compensation which was expressly for service as a director. Mr. Orsini received other compensation as an executive officer—see the Summary Compensation Table above.

(3)	On October 10, 2013, we entered into a Consulting Agreement with Peter D. Holden whereby Mr. Holden will give us advice and support in connection with our review, analysis and development of our intellectual property and receive $13,000 in monthly compensation and a grant of options to purchase 500,000 shares of our common stock at a price of $0.609 per share.

(4)	Mr. Nelson, Mr. Levine, and Mr. Baksa resigned as directors of the Company, effective April 7, 2014, May 16, 2014, and September 8, 2014, respectively. Effective April 17, 2014, Mr. Macaluso resigned from the Board of Directors and all positions held with the Company. Mr. Orsini resigned from the Board of Directors and all positions held with the Company, effective September 19, 2014.

(5)	Ms. Bernard was appointed as a Director on July 15, 2014.

(6)	Mr. Beatty was appointed as a Director on September 9, 2014.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual meeting of shareholders.

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Required Vote for Approval

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election.

Recommendation of Our Board of Directors

Our Board of Directors recommends that shareholders vote “for” the election to the Board of each of each of Jerry Hug, Betsy J. Bernard, Jonathan E. Sandelman, Peter D. Holden, Joseph A. Beatty and Philip B. Livingston to serve as our directors.

PROPOSAL NO. 2

 AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has approved and recommended a proposal to effect the reverse stock split of our issued and outstanding common stock, as described below.

The form of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law).  If approved by our stockholders, the reverse stock split proposal would permit (but not require) our Board to effect a reverse stock split of our issued and outstanding common stock at any time prior to February 4, 2016 by a ratio of not less than 1-for-5 and not more than 1-for-10, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion.  We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the initial listing requirements of various stock exchanges;
●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
●	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the reverse stock split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the reverse stock split determined by our Board, stockholders with less than five shares and no more than ten shares of our common stock, may be combined into one share of common stock.  Any fractional shares will be rounded up to the next whole number.  The amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split, if any, will include only the reverse stock split ratio determined by our board of directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

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On July 31, 2014, the Company completed its consent solicitation to approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-ten at any time prior to March 31, 2015, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. The Company expects this authorization to expire prior to its effectuation of a reverse stock split.

Background and Reasons for the reverse stock split; Potential Consequences of the reverse stock split

Our Board is submitting the reverse stock split to our stockholders for approval with the primary intent of increasing the market price of our common stock to enhance our ability to meet the initial listing requirements of either The NASDAQ Capital Market or NYSE MKT LLC and to make our common stock more attractive to a broader range of institutional and other investors In addition to increasing the market price of our common stock, the reverse stock split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in the Company’s and our stockholders’ best interests.

We believe that the reverse stock split will enhance our ability to obtain an initial listing on either The NASDAQ Capital Market or NYSE MKT LLC. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  The NYSE MKT LLC requires, among other items, an initial bid price of least $3.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the reverse stock split over the minimum bid price requirement of any such stock exchange.

Additionally, we believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.  Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

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Procedure for Implementing the Reverse Stock Split

The reverse stock split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will affect the reverse stock split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the amendment to the Company’s Amended and Restated Certificate of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the reverse stock split.  If a certificate of amendment effecting the reverse stock split has not been filed with the Secretary of State of the State of Delaware by the close of business on February 4, 2016, our board of directors will abandon the reverse stock split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the reverse stock split determined by our board of directors, a minimum of five and a maximum of ten shares of our existing common stock will be combined into one new share of common stock.  The table below shows, as of the record date, the number of outstanding shares of common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-5	30,669,633
1-for-6	25,558,028
1-for-7	21,906,881
1-for-8	19,168,521
1-for-9	17,038,685
1-for-10	15,334,817

The actual number of shares issued after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.

The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will be rounded up to the next whole number. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the reverse stock split will result in an increased number of authorized shares of common stock available for issuance. The resulting increase in such availability in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Amended and Restated Certificate of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device. The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the reverse stock split.

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Additionally, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized common stock that will become newly available as a result of the implementation of the reverse stock split will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock.

The Company may issue the additional shares of authorized common stock that will become available as a result of the reverse stock split without the additional approval of its stockholders.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our common stock will continue to be quoted on the OTCQB under the symbol “SITO”, subject to any decision of our Board to seek to list our securities on a national securities exchange.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split.  Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse stock split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the reverse stock split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share.  As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the reverse stock split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

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 If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split.

Required Vote for Approval

Approval of the reverse stock split requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock issued and outstanding as of the record date.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote “FOR” the reverse stock split.

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PROPOSAL NO. 3

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company’s executive officers who are named above in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of SITO Mobile, Ltd. approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s Proxy Statement for its Annual Meeting for fiscal year ended September 30, 2014 and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as such compensation is disclosed in the Company’s Proxy Statement for its annual meeting pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal No. 4 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote to approve the compensation disclosed in this proxy statement of the Company’s executive officers who are named in this proxy statement’s summary compensation table.

EXECUTIVE OFFICERS

Jerry Hug, age 48, serves as our Chief Executive Officer. Further information about Mr. Hug is set forth in Proposal No. 1.

Kurt Streams, age 53, serves as our Chief Financial Officer. From 2009 through 2013, Mr. Streams was a Partner at GBM LLC, a business management firm serving public and private companies, where he managed patents and licensing for a publicly-held consumer products client. From 2008 through 2009, Mr. Streams was a Principal at RBSM LLP, a CPA firm that is a U.S. member of Russell Bedford International, one of the world’s top 15 accounting networks according to International Accounting Bulletin. Mr. Streams has served as CFO of three companies including IGIA, Inc. where he managed patents and licensing for IGIA’s portfolio of branded consumer products. Prior, he was CFO at The Deal, LLC, a private equity owned financial news organization with more than 100 journalists worldwide. Mr. Streams started his career at Deloitte & Touche where he served in several positions which culminated in his role as Senior Audit Manager in Connecticut and The Netherlands. Mr. Streams was awarded a BA in Economics from the University of Massachusetts at Amherst and is a CPA.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended September 30, 2014 to:

●	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2014 and
●	all individuals who served as executive officers of ours at any time during the fiscal year ended September 30, 2014 and received annual compensation during the fiscal year ended September 30, 2013 in excess of $100,000.

Summary Compensation Table

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Jerry Hug Chief Executive Officer (1)	2013 2014	250,000 250,000	0 0	0 0	172,462 696,880	422,462 946,880

Kurt Streams Chief Financial Officer (2)	2013 2014	0 183,333	0 0	0 0	0 465,000	0 648,333

James Orsini Former Chief Executive Officer (3)	2013 2014	385,000 403,268	0 0	0 0	70,725 212,175	455,725 615,443

John Quinn Former Chief Financial Officer (4)	2013 2014	225,000 18,750	0 0	0 0	25,530 0	250,530 18,750

Anthony Macaluso Former Chairman (5)	2013 2014	385,000 94,111	0 0	0 0	780,031 0	1,165,031 94,111

Note: The table above includes only the value of options that vested during the periods indicated. The listed executives may have also received unvested options that may vest in a future period. See “Outstanding Equity Awards at Fiscal Year-End” below.

(1) Mr. Hug was appointed Interim CEO on August 19, 2014. Mr. Hug was previously Director of Corporate Development. The compensation listed represents compensation earned by Mr. Hug in his prior position and his current position as CEO.

(2) Kurt Streams was appointed in fiscal 2014 on November 1, 2013 as our Chief Financial Officer.

(3) The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with James Orsini, its Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. Pursuant to the terms of the Separation Agreement and in accordance with the terms of his employment agreement, the Company will pay to Mr. Orsini, one year of his base salary, accrued but unused vacation time and will provide continued medical coverage for a period of one year. In addition, the Company will reimburse Mr. Orsini for $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, Mr. Orsini agreed to a general release in favor of the Company. The Separation Agreement became effective September 19, 2014.

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(4) On October 15, 2013, Mr. Quinn submitted his resignation, which took effect on October 31, 2013, and pursuant to a Separation Agreement, 200,000 of the options previously granted to him became immediately vested and 225,000 options were cancelled.

(5) The employment agreement with Mr. Macaluso pursuant to which he served as Chairman was terminated effective December 13, 2013. The compensation for 2014 reflects salary earned through his termination date. The Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Mr. Macaluso, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. Pursuant to the terms of the Separation Agreement and in accordance with his Employment Agreement, the Company will pay to Mr. Macaluso or on his behalf, one year of his base salary, one year of his COBRA coverage, accrued but unused vacation time, and a payment of $65,000 in satisfaction of certain other claims. In exchange for these payments, and other provisions, Mr. Macaluso agreed to a general release in favor of the Company. The Separation Agreement, became effective on April 17, 2014.

Employment Agreements

Kurt Streams - Effective November 1, 2013, Kurt Streams serves as our Chief Financial Officer. Pursuant to our employment agreement with Mr. Streams dated October 18, 2013, we pay Mr. Streams an annual salary of $200,000. Our agreement with Mr. Streams also calls for successive one-year renewals unless either party elects against renewal. Mr. Streams can also receive discretionary cash bonuses.

We also agreed to grant Mr. Streams 25,000 shares of our common stock under our 2009 Employee and Consultant Stock Plan, subject to the following restriction: all of such shares shall be forfeited to us if Mr. Streams’ employment with us ceases for any reason; provided, that such restriction and risk of forfeiture shall cliff-lapse on the 180th day after his start date at the Company.

We also agreed to grant Mr. Streams stock options under our 2010 Stock Option Plan to purchase 750,000 shares of our common stock at a strike price equal to the closing price of the Company’s stock on October 31, 2013 of $0.62, with the scheduled expiration date of the stock options to be November 1, 2018. The stock options shall vest annually in equal installments of 250,000 over a three year period commencing on November 1, 2014.

As contemplated by our agreement with Mr. Streams, we awarded such shares and granted such stock options to Mr. Streams with an effective date of November 1, 2013.

We have not entered into an employment agreement with our CEO, Jerry Hug.

Bonus Plan

On November 21, 2014, our Board of Directors approved a compensation plan for our Chief Executive and Chief Financial officers.

Each Executive is eligible for an annual cash bonus, based upon net revenue, gross margins, and individual key performance indicators, set by the Compensation Committee annually (the “Target Performance”). The target bonus for Mr. Hug is 50% of his base salary and for Mr. Streams, the target bonus is 40% of this base salary. Eighty percent of the cash bonus shall be based upon the target net revenues and gross margins of the Company, with 20% of the cash bonus based upon individual key performance indicators. Fifty percent of the target cash bonus will be paid if threshold performance of 80% of the Target Performance is achieved, 100% of the target cash bonus will be paid if the Target Performance is reached, with 150% of the cash bonus paid if 120% of the Target Performance is achieved.

The equity grant component of the compensation plan provides for the grant of 1,050,000 performance options to purchase shares of common stock of the Company to Mr. Hug and 420,000 performance options to purchase shares of common stock of the Company to Mr. Streams, with the number of performance options to be received by each of the executives based upon the achievement by the Company of certain net revenues and gross margins targets. The performance options will vest in three year increments commencing on the grant date and are exercisable at a price of $0.2805.

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Benefits

Other than health insurance, we do not currently provide any employee benefit or retirement programs. Our officers’ salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the Board of Directors.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Equity Compensation

The following table reflects information for our executive officers named in the Summary Compensation Table, as of September 30, 2014:

Outstanding Equity Awards at Fiscal Year-End

The following table reflects options granted to our executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Anthony Macaluso (1)	750,000 1,500,000 1,275,000 1,275,000	- - - -	0.65 0.65 0.469 0.469	6/1/2016 6/1/2016 6/1/2016 6/1/2016
	2,099,400	-	0.469	12 /1/2017

James Orsini (2)	1,500,000 2,550,000	- -	0.63 0.469	5/16/2016 5/16/2016

John Quinn (3)	500,000		0.65	4/30/2015
	625,000	-	0.469	4/30/2015

Jerry Hug	1,000,666		0.65	7/01/2016
	849,434	-	0.469	7/01/2016
	500,000	-	0.469	12/01/2017

Kurt Streams	250,000		0.62	11/1/2018
		500,000	0.62	11/1/2018

Note: The table above reflects modifications to outstanding options made pursuant to November 2012 program where we modified the terms of stock options granted to certain employees, officers, directors, and active third party service providers. See “Employment Agreements and Benefits” above and "Certain Relationships and Related Transactions, and Director Independence - Outstanding Current Service Provider High-Exercise-Price Plan Options" below.

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(1) The Company entered into a Separation and General Release Agreement (the “Macaluso Separation Agreement”) with Anthony Macaluso, its former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. The Macaluso Separation Agreement, became effective on April 17, 2014.

(2) The Company entered into a Separation and General Release Agreement (the “Orsini Separation Agreement”) with James Orsini, its Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. The Orsini Separation Agreement became effective on September 19, 2014.

(3) On October 15, 2013, Mr. Quinn submitted his resignation, which took effect on October 31, 2013, and pursuant to a Separation Agreement, 200,000 of the options previously granted to him became immediately vested, 225,000 options were cancelled and all of his vested options had their expiration date extended to April 30, 2015.

Changes in Control

We are not aware of any arrangement that might result in a change-of-control in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock by each of our directors and named executive officers, each person known to us to beneficially own 5% or more of our common stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly, based on 153,348,166 shares outstanding as of December 29, 2014. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Shares of common stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after December 29, 2014 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

	Shares	Percentage
Jerry Hug (1)	2,350,000	1.5%
Kurt Streams (2)	275,000	* %
Betsy J. Bernard (3)	250,000	* %
Jonathan E. Sandelman (4)	4,825,000	3.1%
Peter D. Holden (5)	700,000	* %
Joseph A. Beatty (9)	250,000	* %
Philip B. Livingston (10)	250,000	* %

Officers and Directors as a Group (7 persons)	11,380,100	7.2%

Nicole Braun (6)	21,997,219	14.3%
Medical Provider Financial Corporation IV (7)	12,700,000	8.2%
Ashford Capital Management, Inc. (8)	12,799,619	8.3%

*	Less than 1%
(1)	Includes 2,350,000 shares underlying stock options
(2)	Does not include 500,000 shares underlying stock options.
(3)	Includes 250,000 shares underlying stock options.
(4)	Includes 450,000 shares underlying stock options.
(5)	Includes 700,000 shares underlying stock options.
(6)	The address for Ms. Braun is P. O. Box 1318, Rancho Santa Fe, CA 92067. Ms. Braun holds 6,527,315 shares in her name and 15,219,904 shares in a trust for her benefit and has voting and dispositive power over 250,000 shares held in trust for children.

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(7)	The address for Medical Provider Financial Corporation IV is 2100 South State College Boulevard, Anaheim, CA 92806. Thomas Seaman is now acting as receiver and has voting authority with respect to the 12,700,000 shares.
(8)	The address for Ashford Capital Management, Inc. is One Walker’s Mill Road, Wilmington, DE 19807. Theodore H. Ashford III has the voting authority with respect to 12,799,619 shares.
(9)	Includes 250,000 shares underlying stock options.
(10)	Includes 250,000 shares underlying stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own during the fiscal year ended September 30, 2014, Forms 3 and 4 were timely filed with the SEC by such reporting persons except as follows: (i) a Form 3 was not timely filed for Kurt Streams, (ii) a Form 4 was not timely filed by Anthony Macaluso to report several transactions that occurred during the fiscal year ended September 30, 2014; and (iii) a Form 4 was not timely filed by Nicole Braun to report several transactions that occurred during the fiscal year ended September 30, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed above under “Director Compensation” and “Executive Compensation,” the following is a description of transactions since October 1, 2012, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of 5% or more of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Baksa Convertible Note and Warrants 2012 Modification – On November 14, 2011, one of our former Directors, Stephen Baksa, purchased from us a $500,000 promissory note and 1,000,000 warrants, in exchange for $500,000 cash. The note bore interest at 10% per annum and matured in one year, and is convertible into our common stock at $0.50 per share. The warrants have an exercise price of $0.25 per share and expired in three years. In support of a private offering by us that began in September of 2012, one of our Directors, Stephen Baksa agreed to modify his outstanding $500,000 Note and 1,000,000 Warrants from the November 2011 transaction at our request. The modified notes bore interest at a rate of 10% per annum. Principal and any unpaid accrued interest were fully due on September 7, 2014. Outstanding principal was convertible into shares of our common stock at a conversion rate of $0.50 per share at the holder’s option. The warrants are exercisable at price of $0.25 per share and expire on September 7, 2015. The modifications are consistent with the terms of the notes and warrants issued in our September 2012 offering which was completed in October 2012. On October 3, 2014, the Company paid $644,383.56 to Mr. Baksa as repayment of the $500,000 in note principal and accrued interest.

The Company entered into a Separation and General Release Agreement (the “Orsini Separation Agreement”) with James Orsini, its Chief Executive Officer, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective September 19, 2014. Pursuant to the terms of the Orsini Separation Agreement and in accordance with the terms of his employment agreement, the Company will pay to Mr. Orsini, one year of his base salary, accrued but unused vacation time and will provide continued medical coverage for a period of one year. In addition, the Company will reimburse Mr. Orsini for $10,000 for his attorneys’ fees in connection with his Separation Agreement. In exchange for these payments, and other provisions, Mr. Orsini agreed to a general release in favor of the Company. The Orsini Separation Agreement became effective on September 19, 2014.

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The Company entered into a Separation and General Release Agreement (the “Macaluso Separation Agreement”) with Anthony Macaluso, its former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. Pursuant to the terms of the Macaluso Separation Agreement and in accordance with his Employment Agreement, the Company will pay to Mr. Macaluso or on his behalf, one year of his base salary, one year of his COBRA coverage, accrued but unused vacation time, and a payment of $65,000 in satisfaction of certain other claims. In exchange for these payments, and other provisions, Mr. Macaluso agreed to a general release in favor of the Company. The Macaluso Separation Agreement, became effective on April 17, 2014.

Outstanding Current Service Provider High-Exercise-Price Plan Options - In December 2012, we modified the terms of certain stock options granted to certain employees, officers, directors, and active third party service providers by mutual agreements with them. Under the modified terms, we reduced the number of shares to be purchased under these option grants from a total of 17,134,334 shares to a total of 14,534,934 shares with a reduction in the purchase price on these grants from original prices ranging from $1.375 to $0.90 per share, to $0.469 per share. A breakdown of the modified grants is as follows:

	Shares under	Shares under
	Original	Modified
	Grant	Grant
Employees	5,809,334	4,914,934
Officers and directors	11,300,000	9,600,000
Outside legal counsel	25,000	20,000
	17,134,334	14,534,934

The modifications to options held by our officers are listed under “Executive Compensation” in this prospectus. Also, in addition to reducing the number of options previously granted at the reduced purchase price, Messrs. Macaluso and Orsini voluntarily agreed to amend their stock options to defer vesting of already vested options related to their employment agreements and half of their unvested options for an additional six months. The options modification program had not required any changes in any affected options’ vesting terms. We entered into a Separation Agreement with Anthony Macaluso, our former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities, effective on April 17, 2014.

Peltz Capital Management, LLC Consulting Services - On October 15, 2012 our former Chairman granted an option to purchase up to 3,750,000 shares personally held by him, at an exercise price of $0.295 per share to Peltz Capital Management, LLC (“PCM”) in connection with consulting services to be provided to him as the Company’s Chairman. As of the date of grant, the consideration for the grant to PCM was fully paid and the options were fully earned by PCM. The personal grant by the former Chairman also included a registration rights agreement whereby the Company registered the shares underlying the option at our expense. We were receiving a direct benefit from the services rendered by the consultant and we recorded the fair value of the option grant as contributed capital in the amount of $549,750. Pursuant to the agreement, the option vested immediately and expires two years form the date of grant. Additionally, services are to be rendered by the consultant for a period equal to the life of the option; as a result, the fair value of the option amortizes on a straight line basis over the two-year life of the grant.

On December 7, 2012 our former Chairman granted a further option to purchase up to 2,000,000 shares personally held by him, at an exercise price of $0.48 per share to PCM in connection with consulting services to be provided to him as the Company’s Chairman. As of the date of grant, the consideration for the grant to PCM was fully paid and the options were fully earned by PCM. The personal grant by the former Chairman also included a registration rights agreement whereby we were obligated to register the shares underlying the option at our expense. We were receiving a direct benefit from the services rendered by the consultant and we recorded the fair value of the option grant as contributed capital in the amount of $371,800. Pursuant to the agreement, the option vested immediately and expired two years form the date of grant. Services were to be rendered by the consultant for a period equal to the life of the option; as a result, the fair value of the option amortizes on a straight line method over the two-year life of the grant.

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On September 11, 2013, our Company, PCM and our former Chairman entered in to an Omnibus Services and Option Assignment Agreement by which:

●	our former Chairman transferred to us his rights to receive the consulting services called for under the option agreements;
●	PCM assigned to us its rights to purchase shares from our former Chairman under the option agreements;
●	we granted to PCM options to purchase from us the same number of shares at the same exercise prices and with the same option expiration dates as provided in the option agreements; and
●	we amended the registration rights agreement to require the filing of a post-effective amendment to the registration statement filed by the Company to register the shares underlying the options or a new registration statement for the resale of the shares PCM has the right to acquire.

As of the date of the Omnibus Services and Option Assignment Agreement, the consideration for the grant to PCM of the options from our Company was fully paid and such options were fully earned by PCM. Because the options from our Company have identical terms to the original options granted by our former Chairman, we assumed the rights to exercise the original options granted by our former Chairman and there has been no change in the nature of the services performed by PCM or in the benefit we are receiving from such services, we will continue to amortize the original fair values of the options granted by our former Chairman over the same two-year periods as for the original grants. These replacement options have resulted in no additional expense to us.

Consulting Agreement with Peter Holden - On October 10, 2013, we entered into a Consulting Agreement with Peter D. Holden whereby Mr. Holden will give us advice and support in connection with our review, analysis and development of our intellectual property and receive $13,000 in monthly compensation and a grant of options to purchase 500,000 shares of our common stock at a price of $0.609 per share. The options expire on October 10, 2016 and immediately vested upon grant. Either party may terminate the Consulting Agreement with ten days prior written notice.

 Policies and Procedures for Approving Transactions with Related Persons

The independent members of the Board of Directors have the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance; however, the Board of Directors has not yet adopted a written policy or procedures governing its approval of transactions with related persons. During fiscal year 2014 and prior, all related party transactions were reviewed and approved by the Board of Directors, with each related party at the time serving as a director, abstaining from the vote.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

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●	found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In order to reduce costs and in accordance with SEC rules, we deliver only one proxy statement and Annual Report to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Company at the telephone number and address noted below, a separate copy of our proxy statement and Annual Report to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our proxy statement and Annual Report in the future should contact the Company by calling (201) 275-0555 or writing, SITO Mobile, Ltd., Attn: Secretary, at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting the Company at the same number or address.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our next annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for our next annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than September 3, 2015; unless the date of our next annual meeting is more than 30 days before or after February 4, 2016, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. We will not include in our proxy materials shareholder proposals received that do not comply with all of the requirements of that Rule. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310, Attention: Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials for our next annual meeting pursuant to Rule 14a-8 under the Exchange Act should be mailed to the following address: SITO Mobile, Ltd., 100 Town Square Place, Suite 204, Jersey City, NJ 07310, Attention: Secretary.

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Any shareholder wishing to nominate a person for election to our Board of Directors or have any other proposal brought before our next annual meeting, but not considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act as described above, must submit the proposal on or before September 3, 2015 or such other time as may be disclosed in our Quarterly Reports on Form 10-Q. The proxy holders will have discretionary authority granted by the proxies to vote on these proposals.

Recommendations for Director nomination must include appropriate biographical information, accompanied by the written consent of the proposed nominee. The qualifications of recommended candidates will be reviewed by the Governance and Nominating Committee.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jerry Hug

Jerry Hug
Chief Executive Officer and Director

Jersey City, New Jersey

January 2, 2015

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 Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT

OF SITO MOBILE, LTD

a Delaware corporation

SITO Mobile, Ltd. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, each [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

SECOND: This Certificate of Amendment shall become effective as of [—], at [—] [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. At a meeting of the shareholders on February 4, 2014, shareholders holding [—] shares of common stock of the Corporation duly approved and adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been executed as of this [—] day of [—], 2014.

Chief Executive Officer

* Whole number between five (5) and ten (10) as determined by the Board of Directors in its sole discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SITO MOBILE, LTD

Annual Meeting of Stockholders

February 4, 2015
9:00 A.M. local time

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

	FOR	WITHHOLD AUTHORITY
(1) Jerry Hug	☐	☐
(2) Betsy J. Bernard	☐	☐
(3) Jonathan E. Sandelman	☐	☐
(4) Peter D. Holden	☐	☐
(5) Joseph A. Beatty	☐	☐
(6) Philip B. Livingston	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature**____________________ **Date**__________, **2015.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement and our 2014 Annual Report to Stockholders are available at http://ir.sitomobile.com/proxy-materials

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

SITO MOBILE, LTD

The undersigned appoints Jerry Hug and Kurt Streams, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of SITO Mobile, Ltd. held of record by the undersigned at the close of business on December 29, 2014 at the Annual Meeting of Stockholders of SITO Mobile, Ltd. to be held on February 4, 2014, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)